                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 1999, except as to Note 10, which is as of March 31, 1999, which appears in the financial statements of Applied Digital Access, Inc., for the year ended December 31, 1998, appearing in Acterna Corporation's Form 8-K/A dated January 14, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

Boston, MA
February   , 2001